Exhibit 99.1

NEWS RELEASE

Investor Contact:
James Perry, Vice President and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Rail Backlog at All-Time High and Strong Third Quarter
Earnings

DALLAS – November 1, 2006 – Trinity Industries, Inc. (NYSE:TRN) today reported earnings from continuing operations of $55.4 million, or $0.70 per common diluted share for the third quarter ended September 30, 2006. Earnings from continuing operations for the same quarter of 2005 were $32.9 million, or $0.43 per common diluted share.

Total earnings for the third quarter of 2006 were $50.8 million, or $0.64 per common diluted share compared with total earnings of $33.1 million or $0.43 per common diluted share for the same quarter of 2005.

For the nine months ended September 30, 2006, the Company reported earnings from continuing operations of $158.1 million, or $2.00 per common diluted share, compared with earnings from continuing operations of $70.6 million or $0.93 per common diluted share for the same period of 2005. For the nine months ended September 30, 2006, the Company reported total earnings of $173.6 million, or $2.19 per common diluted share, compared with total earnings of $60.9 million or $0.80 per common diluted share for the same period of 2005.

Revenues for the third quarter increased 17 percent to $810.1 million compared to revenues of $694.1 million for the same period in 2005. Revenues for the nine months ended September 30, 2006 increased 20 percent to $2,383.9 million compared to revenues of $1,982.7 million for the same period in 2005.

“All of our businesses continued to contribute solid earnings during the third quarter,” said Timothy R. Wallace, Trinity’s Chairman, President and CEO. “We continue to gain momentum in our operational efficiency initiatives and I am pleased with our progress to date and with the strength of demand for our products.”

Trinity received orders for 9,364 railcars in North America during the third quarter, and shipped 6,546 railcars. Trinity’s North American railcar order backlog rose to approximately 32,200 at September 30, the highest level in the Company’s history. This represents an increase of over 2,800 railcars from the June 30, 2006 order backlog and an increase of over 15,200 cars from the September 30, 2005 order backlog.

The Company continued to grow its railcar leasing business. Trinity increased its lease fleet during the quarter bringing the fleet total to approximately 29,200 at September 30, 2006. This compares to approximately 23,300 at September 30, 2005. “We continue our core strategy of investing in our railcar lease fleet as it provides multiple benefits to the Company,” Wallace said. “Our Inland Barge Group’s earnings and backlog remains strong as the barge business continues to improve its operating efficiencies. Trinity’s Energy Equipment Group continued to improve its earnings and margins, as the structural wind tower business grows and remains strong.”

Trinity Industries, Inc., with headquarters in Dallas, Texas, is a multi-industry company which owns a portfolio of market-leading businesses. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. Trinity’s web site may be accessed at http://www.trin.net .

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience of our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year

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Trinity Industries, Inc.

Condensed Consolidated Income Statement

(in millions, except per share amounts)

	Three Months Ended September 30,
	2006	2005
Revenues	$810.1	$694.1
Operating profit	$100.7	$58.1
Other expense	11.2	1.6

Income from continuing operations before income taxes	89.5	56.5
Provision for income taxes	34.1	23.6

Income from continuing operations	55.4	32.9
Discontinued operations:
(Loss) on sale of discontinued operations, net of benefit for income taxes of $(0.5)	(1.4)	—
Income (loss) from discontinued operations, net of provision (benefit) for income taxes of $1.8 and $(0.3)	(3.2)	0.2

Net income	50.8	33.1
Dividends on Series B preferred stock	—	(0.8)

Net income applicable to common shareholders	$50.8	$32.3

Net income applicable to common shareholders per common share: (a)
Basic:
Continuing operations	$0.71	$0.45
Discontinued operations	(0.06)	(0.00)

	$0.65	$0.45

Diluted:
Continuing operations	$0.70	$0.43
Discontinued operations	(0.06)	(0.00)

	$0.64	$0.43

Weighted average number of shares outstanding:
Basic	77.5	71.0
Diluted	79.2	77.0
(a) Earnings per share information has been adjusted to reflect the three-for-two stock split.

Trinity Industries, Inc.

Condensed Consolidated Income Statement

(in millions, except per share amounts)

	Nine Months Ended September 30,
	2006	2005
Revenues	$2,383.9	$1,982.7
Operating profit	$284.6	$133.7
Other expense	23.3	17.3

Income from continuing operations before income taxes	261.3	116.4
Provision for income taxes	103.2	45.8

Income from continuing operations	158.1	70.6
Discontinued operations:
Gain on sale of discontinued operations, net of provision for income taxes of $13.3	21.0	—
(Loss) from discontinued operations, net of (benefit) for income taxes of $(1.1) and $(4.8)	(5.5)	(9.7)

Net income	173.6	60.9
Dividends on Series B preferred stock	—	(2.4)

Net income applicable to common shareholders	$173.6	$58.5

Net income applicable to common shareholders per common share: (a)
Basic:
Continuing operations	$2.07	$0.96
Discontinued operations	0.20	(0.13)

	$2.27	$0.83

Diluted:
Continuing operations	$2.00	$0.93
Discontinued operations	0.19	(0.13)

	$2.19	$0.80

Weighted average number of shares outstanding:
Basic	76.5	70.7
Diluted	79.1	76.2
(a) Earnings per share information has been adjusted to reflect the three-for-two stock split.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Three Months Ended September 30,
Revenues:	2006	2005
Rail Group	$548.3	$458.4
Construction Products Group	191.0	167.8
Inland Barge Group	93.7	50.3
Energy Equipment Group	88.1	59.9
Railcar Leasing and Management Services Group	61.4	44.0
All Other	15.0	11.9
Eliminations	(187.4)	(98.2)

Total Revenues	$810.1	$694.1

Operating profit (loss):	Three Months Ended September 30,
	2006	2005
Rail Group	$62.2	$38.1
Construction Products Group	19.9	18.2
Inland Barge Group	11.9	4.7
Energy Equipment Group	13.4	8.7
Railcar Leasing and Management Services Group	24.5	12.9
All Other	(3.9)	(1.0)
Corporate	(8.3)	(9.7)
Eliminations	(19.0)	(13.8)

Consolidated	$100.7	$58.1

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Nine Months Ended September 30,
Revenues:	2006	2005
Rail Group
	$1,605.2	$1,324.7
Construction Products Group
	528.2	465.7
Inland Barge Group
	265.7	159.0
Energy Equipment Group
	239.4	159.9
Railcar Leasing and Management Services Group
	189.5	145.1
All Other
	39.5	31.8
Eliminations
	(483.6)	(303.5)

Total Revenues	$2,383.9	$1,982.7

Operating profit (loss):	Nine Months Ended September 30,
	2006	2005
Rail Group	$187.1	$81.3
Construction Products Group	49.5	44.4
Inland Barge Group	29.0	6.7
Energy Equipment Group	36.5	21.4
Railcar Leasing and Management Services Group	66.3	39.5
All Other	(7.3)	(4.3)
Corporate	(26.8)	(25.4)
Eliminations	(49.7)	(29.9)

Consolidated	$284.6	$133.7

Trinity Industries, Inc.
Condensed Consolidated Balance Sheet
(in millions)

	September 30,	December 31,
	2006	2005
Cash and equivalents	$368.1	$136.0
Accounts receivable	298.4	218.7
Inventories	525.7	408.5
Net property, plant and equipment, at cost (1)	1,473.2	1,079.2
Other assets	685.2	744.1

	$3,350.6	$2,586.5

Accounts payable and accrued liabilities	$625.0	$595.8
Debt (2)	1,203.6	689.0
Deferred income	43.5	45.2
Other liabilities	104.5	83.4
Series B preferred stock	—	58.7
Stockholders’ equity	1,374.0	1,114.4

	$3,350.6	$2,586.5

(1) Property, Plant and Equipment

Corporate/Manufacturing:
Property, plant and equipment	$930.4	$861.7
Accumulated depreciation	(565.6)	(549.6)

	364.8	312.1

Leasing:
Equipment on lease	1,409.3	998.3
Accumulated depreciation	(157.9)	(145.9)

	1,251.4	852.4

Deferred profit on railcars sold to the Leasing Group	(143.0)	(85.3)

	$1,473.2	$1,079.2

(2) Debt
Corporate/Manufacturing — Recourse
Revolving commitment	$—	$—
Convertible subordinated notes	450.0	—
Senior notes	201.5	300.0
Other	2.1	2.6

	653.6	302.6
Leasing – Recourse
Equipment trust certificates	119.1	130.1

Total recourse	772.7	432.7

Leasing – Non-recourse
Secured railcar equipment notes	350.6	—
Warehouse facility	80.3	256.3

	430.9	256.3

	$1,203.6	$689.0

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)

“EBITDA” is defined as net income (loss) plus income taxes, interest expense, and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended September 30,
	2006	2005
Income from continuing operations	$55.4	$32.9
Add:
Provision for income taxes	34.1	23.6
Depreciation and amortization expense	22.7	20.0
Interest expense	18.1	10.9

Earnings from continuing operations before income taxes, depreciation, and amortization	$130.3	$87.4

	Nine Months Ended September 30,
	2006	2005
Net income	$158.1	$70.6
Add:
Provision for income taxes	103.2	45.8
Depreciation and amortization expense	63.3	56.6
Interest expense	46.5	31.9

Earnings from continuing operations before income taxes, depreciation, and amortization	$371.1	$204.9

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